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                           EXHIBIT 10.3
                   OFFER OF QINNET.COM TO THE
            ACCREDITED UNITED STATES SHAREHOLDERS OF
               QINNET HOLDINGS DATED MARCH 14, 2001

                          QINNET.COM, INC.
                       A Delaware Corporation
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March 14, 2001

((Name))
((Address))

Re:   QINNET.COM, INC. (the "Corporation")
      - Offer to Acquire ((NoShares)) Shares of Qinnet Holdings Corp. ("Qinnet Holdings") pursuant to Rule 506 of Regulation D of the United States Securities Act of 1933 (the "Act")
------------------------------------------------------------------------

We write to set forth the offer of the Corporation (the "Offer") to you to purchase the ((NoShares)) shares of the common stock of Qinnet Holdings Corp. that are registered in your name (the "Qinnet Holdings Shares").

The Corporation is making concurrent offers to accredited U.S. shareholders of Qinnet Holdings and to non-Canadian foreign shareholders of Qinnet Holdings owning in total an aggregate 93.94% of the issued and outstanding shares of Qinnet Holdings (together, the "Concurrent Offers"). The Corporation is making these Concurrent Offers pursuant to the exemptions from the prospectus and registration requirements provided by Regulation S of the Act for non-Canadian foreign shareholders and Rule 506 of Regulation D of the Act for accredited U.S. shareholders.

This Offer is on the terms and is subject to the conditions set forth in this letter. If this Offer is acceptable, we ask that you accept this Offer by following the instructions in Section 5 of this letter. This Offer is open for acceptance until 5:00 p.m. (Pacific Time) on April 23, 2001 (the "Expiry Time"), at which time this offer will terminate unless extended in writing. This Offer will lapse if not accepted by you by the Expiry Time.

We are delivering to you the Corporation's Disclosure Statement dated March 14, 2001 for your review in connection with your decision as to whether to accept the Offer. We strongly recommend that you review this Offer and the Disclosure Statement with your legal counsel and your accounting and tax advisors prior to determining whether to accept the Offer.

The Offer is on the following terms and is subject to the following conditions:

1.     Offer to Purchase
       -----------------

The Corporation offers to purchase from you all of your Qinnet
Holdings Shares. The Offer is subject to acceptance by shareholders of Qinnet Holdings representing in aggregate not less than 50% of the outstanding shares of the common stock of Qinnet Holdings (the
"Minimum Acceptance Requirement").

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                               -2-

Upon acceptance by you and satisfaction of the Minimum Acceptance Requirement, this Offer will become a firm and binding agreement between the Corporation and you for the sale of your Qinnet Holding Shares to the Corporation. The closing of the purchase and sale of your Qinnet Holdings Shares (the "Closing") will take place on April 23, 2001, or such earlier date as elected by the Corporation if the Minimum Acceptance Requirement is met prior to April 23, 2001. If you accept the Offer, the Corporation will have the option to require you to transfer your Qinnet Holdings Shares to either the Corporation or to a wholly owned subsidiary of the Corporation on closing.

2.     Issue of Corporation Shares
       ---------------------------

The Corporation will issue to you one share of common stock of the Corporation (each a "Corporation Share" and together, the "Corporation Shares") in consideration for each Qinnet Holdings Share that you own.
 Accordingly, you will receive ((NoShares)) shares of the Corporation's common stock on closing if you accept this Offer. Delivery of share certificates representing the Corporation Shares will be conditional upon delivery by you of any share certificates representing your Qinnet Holdings Shares that have been delivered to you by Qinnet Holdings.

3.     Regulation D Agreements
       -----------------------

You must be an "Accredited Investor" in order for you to accept this Offer as the Corporation Shares are being offered to you pursuant to Rule 506 Regulation D of the Act. The term "Accredited Investor" is defined in Rule 501(a) of Regulation D of the Act, as amended.

In order to meet the definition of an "Accredited Investor" in Rule 501(a), you must either (i) have (along with your spouse) a net worth which exceeds $1,000,000 at the time of acceptance of this Offer or
(ii) have had an individual income in excess of $200,000 in 1999 and 2000 (or joint income with your spouse which exceeds $300,000) and have a reasonable expectation of reaching the same income level (or joint income level) in 2001. Accredited investors under Rule 501 also include (i) any bank or savings and loan association acting in its individual or fiduciary capacity, any broker-dealer, any insurance company, investment company, business development company, small business investment company or employee benefit plan (a) if the investment decision is made by a fiduciary which is a bank, savings and loan association, insurance company or registered investment advisor or (b) if the plan has total assets in excess of $5,000,000 or
(c) if a self-directed plan, the investment decisions are made solely by persons that are accredited investors; (ii) any private business development company; (iii) any organization under section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the securities offered with total assets in excess of $5,000,000; (iv) any trust with total assets in excess of $5,000,000 not formed for the specific purpose of buying the securities offered, whose purchase is directed by a "sophisticated person"; (v) any director or executive officer of the Company, and (vi) any entity in which all equity owners are accredited investors.

If you are not an "Accredited Investor", as defined above, then you are not eligible to accept this Offer and any acceptance by you will not obligate the Corporation to purchase your Qinnet Holdings Shares.

You will acknowledge and agree by acceptance of this Offer that the Corporation Shares will be "restricted shares" under the Act and that all certificates representing the Corporation Shares will be endorsed with the following legend in accordance with Regulation D of the Act:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
     REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"),
     AND HAVE BEEN OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS
     FROM THE

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                               -3-

     REGISTRATION REQUIREMENTS OF THE ACT. SUCH SHARES
     MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE
     TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE
     PROVISIONS OF THE ACT OR ARE EXEMPT FROM SUCH
     REGISTRATION."

4.     Additional Representations and Warranties
       -----------------------------------------

You will make the following representations and warranties to the Corporation by acceptance of this Offer that will be relied upon by the Corporation in purchasing your Qinnet Holdings Shares:

(1) The Qinnet Holdings Shares owned by you as the legal and beneficial owner with a good and marketable title thereto, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances and demands whatsoever;

(2) You have all necessary power and authority to deal with, transfer and sell Qinnet Holdings Shares in accordance with this Agreement.

(3) No person, firm or corporation has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase from you of any of Qinnet Holdings Shares held by you.

(4) The entering into of this agreement and the consummation of the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any agreement, written or oral, to which you may be a party.

(5) This agreement has been duly authorized, validly executed and delivered by you.

(6) You have had full opportunity to review the Corporation's Disclosure Statement and additional information regarding the business and financial condition of the Corporation with your legal, tax and financial advisors prior to acceptance of the Offer;

(7) You hereby acknowledge that this Offer and the offering of Corporation Shares has not been reviewed by the United States Securities and Exchange Commission ("SEC") and that the Corporation Shares will be issued by the Corporation pursuant to an exemption from registration provided by Rule 506 of Regulation D of to the United States Securities Act on the understanding that you are an "Accredited Investor", as defined above;

(8)   You are not aware of any advertisement of the Corporation
      Shares;

(9) You are acquiring the Corporation Shares subscribed to hereunder as principal for your own benefit and as an investment for your own account, not as a nominee or agent, and not with a view toward the resale or distribution of any part thereof, and you have no present intention of selling, granting any participation in, or otherwise distributing the same;

(10) You do not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person, or to any third person, with respect to any acquisition of the Corporation Shares;

(11) You have full power and authority to accept this Offer which, when accepted, will constitute a valid and legally binding obligation, enforceable in accordance with its terms;

                               -4-

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(12)  You can bear the economic risk of an investment in the
      Corporation Shares;

(13) You have satisfied yourself as to the full observance of the laws of your jurisdiction in connection with the Offer, including (i) the legal requirements within his/her jurisdiction for the issuance of the Corporation Shares to you, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the acceptance of this Offer by you;

(14) You have such knowledge and experience in finance, securities, investments, including investment in non-listed and non registered securities, and other business matters so as to be able to protect its interests in connection with this transaction.


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                               -5-

5.    Acceptance and Closing

If you wish to accept this Offer, then you must execute this Offer where indicated below deliver the executed Offer to us at our address as follow:

            QINNET.COM, INC.
            Attention:  Mr. Paul Schwartz, Secretary
            Suite 206, 4505 Las Virgenes Road
            Calabasas CA 91302
            Facsimile:  (818) 878-1410

Upon receipt of your executed Offer, we will make a determination on or before April 23, 2001 as to whether shareholders of Qinnet Holdings representing a minimum of 50% of the outstanding shares of Qinnet Holdings have accepted our offers. We may elect to close on the accepted portion of our Offer prior to April 23, 2001 in the event that shareholders of Qinnet Holdings representing a majority of the shares of Qinnet Holdings have accepted our Offer prior to April 23, 2001. If the Minimum Acceptance Requirement has been met by April 23, 2001, then we will forward to you certificates representing the Corporation Shares to which you are entitled by no later than May 15, 2001. If the Minimum Acceptance Requirement has not been met by April 23, 2001, then we will return to you the executed Offer and our agreement will be terminated and of no further force or effect.

Yours truly,

QINNET.COM, INC.
by its Authorized Signatory:

      /s/ Weiguo Lang
Per:  ________________________
      WEIGUO LANG
      President

This undersigned shareholder of Qinnet Holdings Corp. hereby confirms that the shareholder is an "Accredited Investor" and accepts the Offer of Qinnet.com, Inc. and hereby sells, assigns and transfers to the Qinnet.com, Inc., or a wholly owned subsidiary of Qinnet.com, Inc. at the election of Qinnet.com, Inc., a total of ((NoShares)) of the common stock of Qinnet Holdings Corp. free and clear of all liens, charges and encumbrances in consideration for the issue of ((NoShares)) shares of the common stock of Qinnet.com, Inc. on the terms and subject to the conditions of the Offer. The undersigned shareholder hereby irrevocably constitutes and appoints Paul Schwartz, the Secretary and Treasurer of the Corporation, as the attorney of the shareholder to transfer all shares of Qinnet Holdings in the name of the shareholder, with full power of substitution in the premises. The undersigned shareholder agrees that a faxed copy of the shareholder's signature may be relied upon for acceptance for Qinnet.com, Inc. and will be effective to bind the shareholder.

Date of Acceptance:
                                            -------------------------------

Signature of Qinnet Holdings Shareholder:
                                            -------------------------------
Name of Qinnet Holdings Shareholder:                   ((Name))
                                            -------------------------------
Number of Shares of Qinnet Holdings Held:            ((NoShares))
                                            -------------------------------